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                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                      MICROS SYSTEMS, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

Share and per share amounts shown for the three month period ending September 30, 1997 have been retroactively restated to reflect a two-for-one stock split, effected in the form of a stock dividend, paid June 23, 1998:


                                                                                                 Three Months Ended
                                                                                                    September 30,
                                                                                                1998             1997
                                                                                                ----             ----
           Weighted-average number of common shares                                             16,115           15,998
           Dilutive effect of outstanding stock options                                            933              492
                                                                                                   ---              ---
           Weighted-average number of common and common
             equivalent shares outstanding                                                      17,048           16,490
                                                                                                ------           ------
           Net income                                                                           $3,508           $3,015
                                                                                                ======           ======
           Basic net income per common share                                                     $0.22            $0.19
                                                                                                 =====            =====
           Diluted net income per common share                                                   $0.21            $0.18
                                                                                                 =====            =====